Exhibit 99.B(17)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: [•] or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call [•] Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meetings One Bush Street, Suite 900 San Francisco, CA 94104 on [•], 2016

Please detach at perforation before mailing.

Funds	Funds	Funds	Funds

RS Focused Growth Opportunity Fund	RS Small Cap Growth Fund	RS Global Fund	RS Investment Quality Bond Fund
RS Focused Opportunity Fund	RS Technology Fund	RS International Fund	RS Low Duration Bond Fund
RS Growth Fund	RS Investors Fund	RS China Fund	RS High Yield Fund
RS Mid Cap Growth Fund	RS Large Cap Alpha Fund	RS Emerging Markets Fund	RS Tax-Exempt Fund
RS Select Growth Fund	RS Partners Fund	RS Emerging Markets Small Cap Fund	RS High Income Municipal Bond Fund
RS Small Cap Equity Fund	RS Value Fund	RS Global Natural Resources Fund	RS Floating Rate Fund
RS Strategic Income Fund

PROXY	PROXY SOLICITED BY THE BOARD OF TRUSTEES	PROXY
OF RS INVESTMENT TRUST
FOR MEETINGS OF SHAREHOLDERS TO BE HELD ON [•], 2016

The signer of this proxy card hereby appoints Nina Gupta, Marianne Clark, and Jessica Hale, and each of them separately, proxies, with power of substitution to each, and hereby authorizes them to represent and to vote, as designated [on the reverse side of this Proxy Card], at the Meetings of Shareholders of each series of RS Investment Trust (the “Trust”), to be held on [•], 2016, at 9:00 a.m., Pacific Time, at One Bush Street, Suite 900, San Francisco, California 94104, and at any adjournments thereof, all of the shares of each series of the Trust which the undersigned would be entitled to vote if personally present.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR THE PROPOSAL(S). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETINGS. THE TRUSTEES UNANIMOUSLY RECOMMEND A VOTE “FOR” EACH OF THE PROPOSALS LISTED [ON THE REVERSE SIDE OF THIS PROXY CARD].

YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOU PROMPTLY VOTING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD, WHICH WILL HELP AVOID THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION FOR YOUR FUND(S). THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.

VOTE VIA THE INTERNET: [•]
VOTE VIA THE TELEPHONE: [•]

Note:  Please sign your name exactly as it appears on this card.  If you are a joint owner, each owner should sign.  When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such.  If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office.  If you are a partner, sign in the partnership name.

Signature

Signature (if held jointly)

Date

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meetings to Be Held on [•], 2016

The Proxy Statement and Proxy Card for these meetings are available free of charge at:

[•]

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

WHEN THIS PROXY CARD IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY CARD WILL BE VOTED FOR THE PROPOSAL(S) SET FORTH BELOW.

THE TRUSTEES UNANIMOUSLY RECOMMEND A VOTE “FOR” EACH PROPOSAL LISTED BELOW.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. PLEASE DO NOT USE FINE POINT PEN.	Example:

Proposal: To approve the Agreement and Plan of Reorganization (the “Agreement”) by and among RS Investment Trust, on behalf of the Acquired Fund, Victory Portfolios, on behalf of the corresponding Acquiring Fund, RS Investment Management Co. LLC, and Victory Capital Management Inc.

1.

Approval of the Agreement providing for the reorganization of RS Focused Growth Opportunity Fund (“Acquired Fund”) into Victory RS Focused Growth Opportunity Fund (“Acquiring Fund”). (Only shareholders of RS Focused Growth Opportunity Fund will vote on Proposal 1.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.

Approval of the Agreement providing for the reorganization of RS Focused Opportunity Fund (“Acquired Fund”) into Victory RS Focused Opportunity Fund (“Acquiring Fund”). (Only shareholders of RS Focused Opportunity Fund will vote on Proposal 2.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

Approval of the Agreement providing for the reorganization of RS Growth Fund (“Acquired Fund”) into Victory RS Growth Fund (“Acquiring Fund”). (Only shareholders of RS Growth Fund will vote on Proposal 3.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.

Approval of the Agreement providing for the reorganization of RS Mid Cap Growth Fund (“Acquired Fund”) into Victory RS Mid Cap Growth Fund (“Acquiring Fund”). (Only shareholders of RS Mid Cap Growth Fund will vote on Proposal 4.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.

Approval of the Agreement providing for the reorganization of RS Select Growth Fund (“Acquired Fund”) into Victory RS Select Growth Fund (“Acquiring Fund”).  (Only shareholders of RS Select Growth Fund will vote on Proposal 5.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.

Approval of the Agreement providing for the reorganization of RS Small Cap Equity Fund (“Acquired Fund”) into Victory RS Small Cap Equity Fund (“Acquiring Fund”).  (Only shareholders of RS Small Cap Equity Fund will vote on Proposal 6)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

7.

Approval of the Agreement providing for the reorganization of RS Small Cap Growth Fund (“Acquired Fund”) into Victory RS Small Cap Growth Fund (“Acquiring Fund”).  (Only shareholders of RS Small Cap Growth Fund will vote on Proposal 7.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

8.

Approval of the Agreement providing for the reorganization of RS Technology Fund (“Acquired Fund”) into Victory RS Science and Technology Fund (“Acquiring Fund”).  (Only shareholders of RS Technology Fund will vote on Proposal 8.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

9.

Approval of the Agreement providing for the reorganization of RS Investors Fund (“Acquired Fund”) into Victory RS Investors Fund (“Acquiring Fund”).  (Only shareholders of RS Investors Fund will vote on Proposal 9.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

10.

Approval of the Agreement providing for the reorganization of RS Large Cap Alpha Fund (“Acquired Fund”) into Victory RS Large Cap Alpha Fund (“Acquiring Fund”).  (Only shareholders of RS Large Cap Alpha Fund will vote on Proposal 10.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

11.

Approval of the Agreement providing for the reorganization of RS Partners Fund (“Acquired Fund”) into Victory RS Partners Fund (“Acquiring Fund”).  (Only shareholders of RS Partners Fund will vote on Proposal 11.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

12.

Approval of the Agreement providing for the reorganization of RS Value Fund (“Acquired Fund”) into Victory RS Value Fund (“Acquiring Fund”).  (Only shareholders of RS Value Fund will vote on Proposal 12.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

13.

Approval of the Agreement providing for the reorganization of RS Global Fund (“Acquired Fund”) into Victory RS Global Fund (“Acquiring Fund”).  (Only shareholders of RS Global Fund will vote on Proposal 13.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

14.

Approval of the Agreement providing for the reorganization of RS International Fund (“Acquired Fund”) into Victory RS International Fund (“Acquiring Fund”).  (Only shareholders of RS International Fund will vote on Proposal 14.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

15.

Approval of the Agreement providing for the reorganization of RS China Fund (“Acquired Fund”) into Victory RS China Fund (“Acquiring Fund”).  (Only shareholders of RS China Fund will vote on Proposal 15.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

16.

Approval of the Agreement providing for the reorganization of RS Emerging Markets Fund (“Acquired Fund”) into Victory RS Emerging Markets Fund (“Acquiring Fund”).  (Only shareholders of RS Emerging Markets Fund will vote on Proposal 16.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

17.

Approval of the Agreement providing for the reorganization of RS Emerging Markets Small Cap Fund (“Acquired Fund”) into Victory RS Emerging Markets Small Cap Fund (“Acquiring Fund”).  (Only shareholders of RS Emerging Markets Small Cap Fund will vote on Proposal 17.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

18.

Approval of the Agreement providing for the reorganization of RS Global Natural Resources Fund (“Acquired Fund”) into Victory Global Natural Resources Fund (“Acquiring Fund”).  (Only shareholders of RS Global Natural Resources Fund will vote on Proposal 18.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

19.

Approval of the Agreement providing for the reorganization of RS Investment Quality Bond Fund (“Acquired Fund”) into Victory INCORE Investment Quality Bond Fund (“Acquiring Fund”).  (Only shareholders of RS Investment Quality Bond Fund will vote on Proposal 19.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

20.

Approval of the Agreement providing for the reorganization of RS Low Duration Bond Fund (“Acquired Fund”) into Victory INCORE Low Duration Bond Fund (“Acquiring Fund”).  (Only shareholders of RS Low Duration Bond Fund will vote on Proposal 20.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

21.

Approval of the Agreement providing for the reorganization of RS High Yield Fund (“Acquired Fund”) into Victory High Yield Fund (“Acquiring Fund”).  (Only shareholders of RS High Yield Fund will vote on Proposal 21.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

22.

Approval of the Agreement providing for the reorganization of RS Tax-Exempt Fund (“Acquired Fund”) into Victory Tax-Exempt Fund (“Acquiring Fund”).  (Only shareholders of RS Tax-Exempt Fund will vote on Proposal 22.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

23.

Approval of the Agreement providing for the reorganization of RS High Income Municipal Bond Fund (“Acquired Fund”) into Victory High Income Municipal Bond Fund (“Acquiring Fund”).  (Only shareholders of RS High Income Municipal Bond Fund will vote on Proposal 23.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

24.

Approval of the Agreement providing for the reorganization of RS Floating Rate Fund (“Acquired Fund”) into Victory Floating Rate Fund (“Acquiring Fund”).  (Only shareholders of RS Floating Rate Fund will vote on Proposal 24.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

25.

Approval of the Agreement providing for the reorganization of RS Strategic Income Fund (“Acquired Fund”) into Victory Strategic Income Fund (“Acquiring Fund”).  (Only shareholders of RS Strategic Income Fund will vote on Proposal 25.)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.